                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of July 1, 1994 by and between Food 4 Less Supermarkets, Inc., a Delaware corporation ("Employer") and Harley Delano ("Employee").

                 In consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

                 1. Term. Employer agrees to employ Employee and Employee agrees to serve Employer, in accordance with the terms of this Agreement, for a term of one (1) year (the "Term") beginning on the date on which a Change of Control (as hereafter defined) of Employer occurs, if and only if Employee is otherwise employed by Employer on the date such Change of Control occurs and provided that such Change of Control occurs within one year of the date hereof.

                 2. Salary. Employer shall pay Employee a base salary for the Term in an amount equal to the amount of Employee's base salary with Employer as of the commencement of the Term, payable in equal bi-weekly installments, less state and federal income tax withholdings and other normal employee deductions; provided, however, such base salary shall be not less than $200,000.

                 3.       Incentive Bonus.

                          (a)     Regular Bonus.  Employee shall be entitled to
an incentive bonus to be paid at such times as the Board shall determine and to be based upon Employee's performance during the Term. Such incentive bonus shall be calculated in accordance with the bonus program of Employer in effect on the date the Term commences.

                          (b)     Special Bonus.  Subject to the conditions set
forth below, Employee shall have earned and Employer shall pay to Employee, upon a Change of Control (provided Employee is otherwise employed by Employer on such date), a special bonus in the amount of $75,000 in addition to all other bonuses which may be earned by Employee under any other bonus program established by Employer from time to time. Such special bonus if earned shall be payable 30 days following the date on which the Change of Control occurs. The special bonus shall only be earned by Employee if Employer has attained or exceeded its EBITDA budget for the then current fiscal year of Employer and the same store sales of Employer for such fiscal year shall be a negative five per cent or better. EBITDA and same store sales shall be measured on a fiscal year to date basis as of the date of the most recently ended accounting period of Employer prior to the occurrence of the Change of Control; provided, however, for purposes of calculating same store sales the first accounting period of the fiscal year (ending July 24, 1994) shall be excluded.

                 4.       Benefits.

                          (a)  Fringe Benefits.  Commencing on the date the
Term commences, Employee shall be entitled to all rights and benefits for which he is otherwise eligible under any generally instituted insurance plans and benefit plans of Employer.

                          (b)  Expenses.  During the Term, to the extent such
expenditures meet the requirements and the policies of Employer, Employer shall reimburse Employee promptly for all reasonable travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of Employer's business.

                 5.       Termination.

                          (a)  Termination Due to Death or Resignation.
Employee's employment hereunder shall be terminated and, except as provided below in this Section 5, all of his rights to receive salary, unearned bonuses, and other benefits shall terminate upon the occurrence of (i) Employee's death,
(ii) Employee's resignation; or (iii) Employee's termination for cause.

                          (b)  Termination Due to Disability.  Employee's
employment hereunder and all of his rights to receive salary and other benefits hereunder, may be terminated by Employer in the event that Employee has been unable to perform substantially all of his duties under this Agreement for a period of 90 days.

                          (c)  Termination Without Cause.  Subject to
compliance with the provisions of Section 5(d) of this Agreement, Employer shall have the right to terminate Employee's employment under this Agreement without cause at any time during the Term.

                          (d)  Payments Upon Termination Without Cause.  In the
event that Employee is terminated by Employer during the Term without cause pursuant to Section 5(c) hereof following a Change of Control, Employee shall be entitled to receive (i) payment of the greater of (x) the salary as provided by Section 2 hereof for the period remaining in the Term at the time of such termination, or (y) the amount otherwise payable to Employee under Employer's severance policy then in effect, (ii) any and all benefits provided pursuant to
Section 4(a) for the remainder of the Term and (iii) any incentive bonus provided by Section 3 which is earned in accordance with the incentive bonus program of Employer and this agreement during the period prior to such termination.

                 6. Change of Control. The occurrence of any of the following events shall constitute a Change of Control of Employer: (a) the acquisition after the date hereof, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by any person or entity (other than Employee) or any group of persons or entities (excluding Employee) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act) of any securities such that as a result of such acquisition such person or entity or group beneficially owns (within the meaning of Rule 13d-3(a)(1) under the Exchange Act) directly or indirectly 51% or more of Employer's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of Employer; or (b) the sale of all or substantially all of the assets of Employer (including without limitation, by way of merger, consolidation, lease or transfer) in a transaction where Employer or the beneficial owners (within the meaning of Rule 13d-3(a)(1) under the Exchange Act) of common stock of Employer do not receive (i) voting securities representing a majority of the voting power entitled to vote on a regular basis for the Board of Directors of the acquiring entity or of an affiliate which controls the acquiring entity, or (ii) securities representing a majority of the equity interest in the acquiring entity or of an affiliate which controls the acquiring entity, if other than a corporation; provided, however, that the provisions of this Section 6 shall not apply to any transfer, sale or disposition of shares of common stock to any person or persons who are affiliates of F4L Supermarkets on the date hereof; or (c) the acquisition by Employer or an affiliate of Employer of the stock or assets of a supermarket chain which operates more than 100 stores in Southern California, or any other combination of Employer or an affiliate of Employer with such a supermarket chain.

                 7. Confidentiality. Employee acknowledges that, by reason of his employment with Employer, he will learn or has learned trade secrets and will obtain or has obtained other confidential information concerning the business and policies of Employer and its subsidiaries.
Employee agrees that he will not divulge or otherwise disclose, directly or indirectly, any such trade secrets or other confidential information concerning the business or policies of Employer or any of its subsidiaries which he may learn as a result of his employment during the Term or may have learned prior thereto, except to the extent such information is lawfully obtainable from public sources or such use or disclosure is (i) necessary to the performance of this Agreement and in furtherance of Employer's best interests, (ii) required by applicable laws, or (iii) authorized by Employer. The provisions of this
Section 7 shall survive the expiration, suspension, or termination, for any reason, of this Agreement.

                 8.       Miscellaneous.

                        (a) Succession. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns. The obligations and duties of Employee hereunder shall be personal and not assignable.

                        (b) Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

         If to the Employee:            At the last address on the records of
                                        Employer.

         If to the Employer:            Food 4 Less Supermarkets, Inc.
                                        777 South Harbor Boulevard
                                        La Habra, California 90631
                                        Attention:  George Golleher, President

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                          (c)  Entire Agreement.  This Agreement contains the
entire agreement of the parties relating to the subject matter hereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter.

                          (d)  Waiver; Amendment.  No provision hereof may be
waived except by a written agreement signed by the waiving party. The waiver of any term or of any condition of this Agreement shall not be deemed to constitute the waiver of any other term or condition. This Agreement may be amended only by a written agreement signed by the parties hereto.

                          (e)  Arbitration.  Any disputes or controversies
arising under this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The determination and findings of such arbitrators shall be final and binding on all parties and may be enforced, if necessary, in the courts of the State of California Code of Civil Procedure, Section 1287.4.

                          (f)  Remedies of Employer.  Employee acknowledges
that the services he is obligated to render under the provisions of this Agreement are of a special, unique, unusual, extraordinary and intellectual character, which gives this Agreement peculiar value to Employer. The loss of these services cannot be reasonably or adequately compensated in damages in action at law and it would be difficult (if not impossible) to replace such services. By reason thereof, Employee agrees and consents that if he violates any of the material provisions of this Agreement, including, without limitation, Section 7 hereof, Employer, in addition to any other rights and remedies available under this Agreement or under applicable law, shall be entitled to seek injunctive relief, from a tribunal of competent jurisdiction, restraining Employee from committing or continuing any violation of this Agreement. The provisions of this Section 8(f) shall survive the termination of this Agreement for any reason.

                          (g)  Severability.  If this Agreement shall for any
reason be or become unenforceable by any party, this Agreement shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect and, if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


FOOD 4 LESS SUPERMARKETS, INC.         EMPLOYEE





By: /s/  RONALD W. BURKLE              /s/   HARLEY DELANO
    -----------------------            ----------------------
    Ronald W. Burkle                   Harley Delano
    Chief Executive Officer





By: /s/  GEORGE G. GOLLEHER
    ------------------------
    George G. Golleher
    President